Exhibit 99.2 PRESS RELEASE DATED MAY 7, 2014 OF ENERSYS REGARDING DECLARING A QUARTERLY CASH DIVIDEND INCREASE AND STOCK REPURCHASE PROGRAM

EnerSys Announces Quarterly Dividend Increase and Stock Repurchase Program
Reading, PA, USA, May 7, 2014 – EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today its Board of Directors has declared a quarterly cash dividend of $0.175 per share of common stock payable on June 27, 2014 to holders of record as of June 13, 2014. The quarterly dividend was increased by $0.05 per share resulting in a 40% increase.

Also, the Company announced the establishment of a new $70 million stock repurchase authorization that expires on March 31, 2015. This authorization is in addition to the existing annual evergreen repurchase program addressing share dilution as a result of our equity incentive plans. The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions. The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time. No assurance can be given that any particular amount of common stock will be repurchased. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when EnerSys might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. This repurchase program may be modified, extended or terminated by the Board of Directors at any time.

“I am pleased that we can enhance our stockholders’ return on their investment in EnerSys by increasing our quarterly dividend and continuing to repurchase EnerSys’ stock,” stated John D. Craig, Chairman, President and Chief Executive Officer of EnerSys. “Our level of profitability and cash generation affords the Company the ability to increase our quarterly dividend and continue our stock repurchase program while maintaining our acquisition strategy, increasing capital expenditure programs and continuing our growth in the developing markets.”

For more information, contact Thomas O’Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com .

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements
This press release and oral statements made regarding the subjects of this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to statements regarding EnerSys' plans, objectives, expectations, intentions, including, but not limited to, its intention to pay quarterly cash dividends and return capital to stockholders, and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "should," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning. These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The foregoing factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. EnerSys may not realize benefits from either its cash dividend or its stock buy back programs. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For a list of other factors, which could affect EnerSys' results, see EnerSys' filings with the Securities and Exchange Commission, including "Item 1A. Risk Factors," set forth in EnerSys' Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2013. No undue reliance should be placed on any forward-looking statements.